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                                                                   EXHIBIT 23.4

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

  As Petroleum Engineers, we hereby consent to the inclusion of the information included or incorporated by reference in this Form S-3 Registration Statement with respect to (a) the oil and gas reserves of Vintage Petroleum, Inc., the future net revenues from such reserves, and the present value thereof, (b) the oil reserves of Cadipsa S.A., the future net revenues from such reserves, and the present value thereof, (c) the oil reserves of Vintage Oil Argentina, Inc., the future net revenues from such reserves, and the present value thereof, and (d) the oil and gas reserves of certain oil and gas properties acquired by Vintage Petroleum, Inc. from Texaco Exploration and Production, Inc. as described in this Form S-3 Registration Statement, the future net revenues from such reserves, and the present value thereof, which information has been included or incorporated by reference in this Form S-3 Registration Statement in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Form S-3 Registration Statement.

                                     NETHERLAND, SEWELL & ASSOCIATES, INC.

                                     By:  /s/ Clarence M. Netherland
                                         --------------------------------------
                                         Clarence M. Netherland
                                         Chairman

Dallas, Texas
January 9, 1997